Exhibit 99.1

 Cantel Medical Reports Financial Results for its Third Quarter Fiscal Year 2018
Strong performance across all divisions fuels growth

•	Net sales of $217.3M, up 13.1%, with organic sales growth of 7.6%

•	GAAP diluted EPS of $0.45, up 7.0%

•	Non-GAAP diluted EPS of $0.60, up 16.6%

•	GAAP net income of $18.7M, up 7.0%

•	Non-GAAP net income of $24.9M, up 16.6%
Little Falls, New Jersey- (May 31, 2018) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its third quarter ended April 30, 2018.

Jørgen B. Hansen, President and Chief Executive Officer, stated, “We are pleased to report record sales and strong earnings performance this quarter. Our 13.1% reported sales increase was driven by organic growth of 7.6%, the impact from acquisitions of 4.0%, and a favorable impact from foreign currency of 1.5%. We continue to perform well internationally where sales were up 25.6% overall, and our US business had a strong quarter with 9.1% growth."

Financial Highlights:
Endoscopy sales grew 18.0%, with organic growth of 8.1%, showing continued performance across our core product lines. Recurring revenue for this segment was up 16.1%, and favorable product mix drove margin rate expansion. Sales in Water Purification and Filtration increased 9.2%, led by strong demand for consumables, chemistry and service. Healthcare Disposables reported year over year growth of 6.5%, with 5.3% organic, driven by the strategic branded portfolio which grew by 9.0%.

The Company's balance sheet continues to generate significant cash flow and EBITDAS. The third quarter ended with cash of $51.9M and gross debt of $169.0M, while generating adjusted EBITDAS of $43.6M in the quarter, up 12.3%.

The Company intends to release updated full year 2018 guidance on its third quarter earnings call.

Conference Call Information:
The Company will hold a conference call to discuss the results for its third quarter ended April 30, 2018 on Thursday, May 31, 2018 at 11:00 a.m. Eastern Daylight Time.

To participate in the conference call, dial 1-877-407-8033 (US & Canada) or 1-201-689-8033 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, May 31, 2018 through midnight on July 1, 2018 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 32582.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

Contacts:	Milicent Brooks	Richard E. Moyer
	Cantel Medical Corp.	Cameron Associates, Inc.
	mbrooks@cantelmedical.com	richard@cameronassoc.com
	Phone: (973) 774-7452	Phone: (212) 554-5466

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
Net sales	$217,268	$192,113	$643,068	$564,655

Cost of sales	112,594	100,665	336,500	295,223

Gross profit	104,674	91,448	306,568	269,432

Expenses:
Selling	33,252	30,509	95,774	85,312
General and administrative	37,784	29,204	102,068	87,672
Research and development	6,571	4,291	17,543	13,328
Total operating expenses	77,607	64,004	215,385	186,312

Income from operations	27,067	27,444	91,183	83,120

Interest expense, net	1,498	1,084	3,822	3,303
Other income	—	—	(1,138)	—

Income before income taxes	25,569	26,360	88,499	79,817

Income taxes	6,833	8,849	14,346	25,436

Net income	$18,736	$17,511	$74,153	$54,381

Earnings per common share - diluted	$0.45	$0.42	$1.77	$1.30

Dividends declared per common share	$—	$—	$0.09	$0.07

Weighted average shares - diluted	41,649,521	41,565,018	41,622,954	41,533,487

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30, 2018	July 31, 2017
Assets
Cash and cash equivalents	$51,916	$36,584
Accounts receivable, net	114,146	110,656
Inventories, net	113,109	98,724
Prepaid expenses and other current assets	17,097	11,407
Income taxes receivable	4,184	—
Property and equipment, net	100,759	88,338
Intangible assets, net	145,552	124,512
Goodwill	366,804	311,445
Other assets	8,404	4,707
Total assets	$921,971	$786,373

Liabilities and stockholders’ equity
Current liabilities	$123,327	$106,779
Long-term debt	169,000	126,000
Deferred income taxes	23,097	24,714
Other long-term liabilities	5,241	4,948
Stockholders’ equity	601,306	523,932
Total liabilities and stockholders' equity	$921,971	$786,373

(dollar amounts in thousands except share and per share data or as otherwise specified)

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended April 30,
	2018	2017
Cash flows from operating activities
Net income	$74,153	$54,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,816	10,922
Amortization	12,892	11,930
Stock-based compensation expense	7,033	6,983
Deferred income taxes	(7,499)	(97)
Other non-cash items, net	586	519
Changes in assets and liabilities, net of effects of business acquisitions	(9,978)	(11,254)
Net cash provided by operating activities	90,003	73,384

Cash flows from investing activities
Capital expenditures	(23,772)	(20,765)
Acquisition of businesses, net of cash acquired	(84,595)	(69,998)
Other investing activities, net	—	387
Net cash used in investing activities	(108,367)	(90,376)

Cash flows from financing activities
Borrowings under revolving credit facility	82,300	74,000
Repayments under revolving credit facility	(39,300)	(45,000)
Dividends paid	(3,546)	(2,921)
Purchases of treasury stock	(6,216)	(6,387)
Net cash provided by financing activities	33,238	19,692

Effect of exchange rate changes on cash and cash equivalents	458	(194)

Increase in cash and cash equivalents	15,332	2,506
Cash and cash equivalents at beginning of period	36,584	28,367
Cash and cash equivalents at end of period	$51,916	$30,873

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of the Company's performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets; (ii) acquisition-related items; (iii) business optimization and restructuring-related charges; (iv) net tax benefits associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of U.S. tax reform; (v) excess tax benefits applicable to stock compensation and (vi) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce the Company’s net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including acquisition accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

The 2017 Tax Cuts and Jobs Act (the "2017 Tax Act") significantly revised U.S. tax law by, among other provisions, (a) lowering the applicable U.S. federal statutory income tax rate from 35% to 21%, (b) creating a partial territorial tax system that includes imposing a mandatory one-time transition tax on previously deferred foreign earnings, (c) creating provisions regarding the (1) Global Intangible Low Tax Income, (2) the Foreign Derived Intangible Income deduction, and (3) the Base Erosion Anti-Abuse Tax and (d) eliminating or reducing certain income tax deductions, such as interest expense, executive compensation expenses and certain employee expenses. During the second quarter ended January 31, 2018, we recorded a net benefit as a provisional estimate of the net accounting impact of the 2017 Tax Act in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118. The net benefit is comprised of the following: (i) an unfavorable impact related to the mandatory transition tax for deemed repatriation of deferred foreign income and (ii) a favorable benefit related to a revaluation of the Company’s deferred tax assets and liabilities. During the third quarter ended April 30, 2018, we recorded an adjustment to the mandatory transition tax. Since these net favorable tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

Excess tax benefits resulting from stock compensation are recorded as a reduction of income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures. For the three months ended January 31, 2018 and as a result of the 2017 Tax Act, we revised our estimated annual effective rate

(dollar amounts in thousands except share and per share data or as otherwise specified)

to reflect the change in the U.S. federal statutory rate applicable to stock compensation. The reduction in the federal rate applicable to the gains and corollary deferred tax asset resulted in a decrease in the excess tax benefit reported for the three months ended October 31, 2017.

During the third quarter of fiscal 2018, we settled a patent infringement matter and also recorded an adjustment to another litigation matter in our consolidated financial statements. In fiscal 2016, we announced the retirement plans of our former Chief Executive Officer and recorded the majority of the costs associated with his retirement in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS to exclude such costs to arrive at our non-GAAP financial measures.

Three Months Ended April 30, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) litigation matters and (v) the reduction of a repatriation tax related to the 2017 Tax Act to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended April 30, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items and (iii) other business optimization and restructuring-related charges to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended April 30,
(Unaudited)	2018		2017
Net income/Diluted EPS, as reported	$18,736	$0.45	$17,511	$0.42
Intangible amortization, net of tax(1)	3,468	0.08	2,852	0.07
Acquisition-related items, net of tax(2)	651	0.02	465	0.01
Restructuring-related charges, net of tax(3)	991	0.02	549	0.01
Litigation matters(1)	1,637	0.04	—	—
Tax legislative changes(4)	(554)	(0.01)	—	—
Non-GAAP net income/Non-GAAP diluted EPS	$24,929	$0.60	$21,377	$0.51
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the three months ended April 30, 2018, pre-tax acquisition-related items of $953 were recorded in general and administrative expenses. For the three months ended April 30, 2017, pre-tax acquisition-related items of $330 were recorded in cost of sales and $390 were recorded in general and administrative expenses.

(3)
For the three months ended April 30, 2018, pre-tax restructuring-related items of $17 were recorded in cost of sales and $1,466 were recorded in general and administrative expenses. For the three months ended April 30, 2017, pre-tax restructuring-related items of $879 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes.

Nine Months Ended April 30, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation, (v) net tax benefits associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act, (vi) litigation matters and (vii) the resolution of a contingent liability associated with a previous acquisition to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Nine Months Ended April 30, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation and (v) costs associated with the retirement of our former Chief Executive Officer to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Nine Months Ended April 30,
(Unaudited)	2018		2017
Net income/Diluted EPS, as reported	$74,153	$1.77	$54,381	$1.30
Intangible amortization, net of tax(1)	9,844	0.24	8,438	0.20
Acquisition-related items, net of tax(2)	2,307	0.06	1,233	0.03
Restructuring-related charges, net of tax(3)	2,844	0.07	1,191	0.03
Excess tax benefit(4)	(2,012)	(0.05)	(2,241)	(0.05)
Tax legislative changes(4)	(8,952)	(0.22)	—	—
Litigation matters(1)	1,637	0.04	—	—
Resolution of contingent liability(5)	(1,138)	(0.03)	—	—
CEO retirement costs, net of tax(1)	—	—	1,249	0.03
Non-GAAP net income/Non-GAAP diluted EPS	$78,683	$1.88	$64,251	$1.54
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the nine months ended April 30, 2018, pre-tax acquisition-related items of $893 were recorded in cost of sales and $2,409 were recorded in general and administrative expenses. For the nine months ended April 30, 2017, pre-tax acquisition-related items of $500 were recorded in cost of sales and $1,295 were recorded in general and administrative expenses.

(3)
For the nine months ended April 30, 2018, pre-tax restructuring-related items of $1,164 were recorded in cost of sales and $2,656 were recorded in general and administrative expenses. For the nine months ended April 30, 2017, pre-tax restructuring-related items of $1,735 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes.

(5)	Amounts were recorded in other income.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
(Unaudited)	2018	2017	2018	2017
Net income, as reported	$18,736	$17,511	$74,153	$54,381
Interest expense, net	1,498	1,084	3,822	3,303
Income taxes	6,833	8,849	14,346	25,436
Depreciation	4,626	3,774	12,816	10,922
Amortization	4,480	3,964	12,892	11,930
Loss on disposal of fixed assets	187	87	521	489
Stock-based compensation expense	2,443	1,945	7,033	6,983
EBITDAS	38,803	37,214	125,583	113,444
Acquisition-related items	953	720	3,302	1,795
Restructuring-related charges(1)	1,468	879	3,721	1,735
Litigation matters	2,345	—	2,345	—
Resolution of contingent liability	—	—	(1,138)	—
CEO retirement costs(2)	—	—	—	1,413
Adjusted EBITDAS	$43,569	$38,813	$133,813	$118,387
________________________________________________

(1)	Excludes stock-based compensation expense.

(2)
For comparative purposes, we have revised the amounts associated with CEO retirement costs for the nine months ended April 30, 2017 to exclude stock-based compensation expense which was reported in "Stock-based compensation expense" above.

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	April 30, 2018	July 31, 2017
Long-term debt	$169,000	$126,000
Less cash and cash equivalents	(51,916)	(36,584)
Net debt	$117,084	$89,416

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the three months ended April 30, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	13.1%	18.0%	9.2%	6.5%	4.9%
Impact due to foreign currency translation	(1.5)%	(2.7)%	(0.3)%	0.0%	(1.0)%
Sales related to acquisitions	(4.0)%	(7.2)%	0.0%	(1.2)%	0.0%
Organic sales growth	7.6%	8.1%	8.9%	5.3%	3.9%

For the nine months ended April 30, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	13.9%	20.4%	8.0%	6.1%	5.6%
Impact due to foreign currency translation	(1.0)%	(1.7)%	(0.4)%	(0.1)%	(0.8)%
Sales related to acquisitions	(4.1)%	(7.9)%	0.0%	(0.6)%	0.0%
Organic sales growth	8.8%	10.8%	7.6%	5.4%	4.8%

(dollar amounts in thousands except share and per share data or as otherwise specified)